UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015

NTELOS HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1154 Shenandoah Village Drive, Waynesboro, Virginia 22980
(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed in current reports on Form 8-K filed by the Company on July 28, 2014 and January 20, 2015, the Company entered into Professional Services Agreements with Rodney D. Dir to serve as the President and Chief Operating Officer, and then Chief Executive Officer of the Company. As contemplated by the provisions of the Agreement and Plan of Merger dated as of August 10, 2015 (the “Merger Agreement”), by and among Shenandoah Telecommunications Company, Gridiron Merger Sub, Inc. and NTELOS Holdings Corp. (“Company”), on December 21, 2015, the Company entered into a new Professional Services Agreement (the “New Agreement”) effective January 1, 2016, that provides for Mr. Dir to serve as Chief Executive Officer of the Company as an independent contractor until December 31, 2016.

Mr. Dir, age 58, has been a director of the Company since October 2011. Mr. Dir served as the President and Chief Executive Officer of Spectrum Bridge, Inc., a wireless spectrum management company, from May 2011 to March 2014. From 2007 to 2011, he served as the Chief Operating Officer of Firethorn Holdings, Inc., a privately held provider of mobile banking and mobile commerce services, which was acquired by Qualcomm Incorporated in November 2007. From 2005 to 2007, he served as the Chief Operating Officer of Cincinnati Bell, Inc., a publicly traded company and provider of telecommunication services. Between 1984 and 2005, Mr. Dir served in various positions with various telecom communications companies, including T-Mobile, Powertel and GTE.

The New Agreement provides that Mr. Dir will perform the duties of a Chief Executive Officer of the Company and will report directly to the Company’s board of directors. The Agreement also provides for the following compensation: (i) payment for services at an annualized rate of $446,250; (ii) a bonus opportunity of $325,000, which shall be paid in full if the merger occurs, or, alternatively, at the discretion of the Committee, on or about December 31, 2016; (iii) the grant of a phantom stock award having a value of $531,250, which will vest ratably over a three-year period through the merger date, or, in the event of a termination of the Merger Agreement, in three years from the grant date, subject to certain accelerated vesting provisions; and (iv) a housing allowance. The Agreement also provides for a severance payment of $100,000 payable under the circumstances set forth in the Agreement. A copy of the Agreement with Mr. Dir is attached hereto as Exhibit 10.1 and a copy of the form of Phantom Stock Agreement is attached hereto as Exhibit 10.2. Each such Exhibit is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Professional Services Agreement

10.2	Form of Phantom Stock Agreement for Mr. Dir

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 23, 2015

NTELOS HOLDINGS CORP.

By:	/s/ Brian J. O’Neil
Brian J. O’Neil
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Professional Services Agreement dated December 21, 2015
10.2	Form of Phantom Stock Agreement for Rodney Dir